                                                                     Exhibit 4.2


================================================================================

                            TWIN LABORATORIES INC.

                                    ISSUER,

                                      AND

                          THE GUARANTORS NAMED HEREIN

                                      AND

                              FLEET NATIONAL BANK


                                    TRUSTEE

                           ________________________


                                   INDENTURE



                            Dated as of May 7, 1996


                     ___________________________________


                                 $100,000,000
                  10 1/4% Senior Subordinated Notes due 2006

================================================================================

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                   ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE................................    1
SECTION 1.1.  Definitions.................................................    1
              -----------
SECTION 1.2.  Incorporation by Reference of TIA...........................   28
              ---------------------------------
SECTION 1.3.  Rules of Construction.......................................   29
              ---------------------

                                  ARTICLE II

                                THE SECURITIES............................   29

SECTION 2.1.  Form and Dating.............................................   29
              ---------------
SECTION 2.2.  Execution and Authentication................................   30
              ----------------------------
SECTION 2.3.  Registrar and Paying Agent..................................   31
              --------------------------
SECTION 2.4.  Paying Agent to Hold Assets in Trust........................   32
              ------------------------------------
SECTION 2.5.  Securityholder Lists........................................   32
              --------------------
SECTION 2.6.  Transfer and Exchange.......................................   33
              ---------------------
SECTION 2.7.  Replacement Securities......................................   40
              ----------------------
SECTION 2.8.  Outstanding Securities......................................   41
              ----------------------
SECTION 2.9.  Treasury Securities.........................................   41
              -------------------
SECTION 2.10.  Temporary Securities.......................................   42
               --------------------
SECTION 2.11.  Cancellation...............................................   42
               ------------
SECTION 2.12.  Defaulted Interest.........................................   42
               ------------------

                                  ARTICLE III

                                  REDEMPTION..............................   43

SECTION 3.1.  Right of Redemption.........................................   43
              -------------------
SECTION 3.2.  Notices to Trustee..........................................   44
              ------------------
SECTION 3.3.  Selection of Securities to Be Redeemed......................   45
              --------------------------------------
SECTION 3.4.  Notice of Redemption........................................   45
              --------------------
SECTION 3.5.  Effect of Notice of Redemption..............................   46
              ------------------------------
SECTION 3.6.  Deposit of Redemption Price.................................   47
              ---------------------------
SECTION 3.7.  Securities Redeemed in Part.................................   47
              ---------------------------

                                                                            PAGE
                                                                            ----
                                  ARTICLE IV

                                  COVENANTS...............................    48

SECTION 4.1.  Payment of Securities.......................................    48
              ---------------------
SECTION 4.2.  Maintenance of Office or Agency.............................    48
              -------------------------------
SECTION 4.3.  Limitation on Restricted Payments...........................    49
              ---------------------------------
SECTION 4.4.  Corporate Existence.........................................    50
              -------------------
SECTION 4.5.  Payment of Taxes and Other Claims...........................    50
              ---------------------------------
SECTION 4.6.  Compliance Certificate; Notice of Default...................    51
              -----------------------------------------
SECTION 4.7.  Reports.....................................................    51
              -------
SECTION 4.8.  Limitation on Status as InvestmentCompany...................    52
              -----------------------------------------
SECTION 4.9.  Limitation on Transactions with Affiliates..................    52
              ------------------------------------------
SECTION 4.10.  Limitation on Incurrence of Additional Indebtedness
               ---------------------------------------------------
     and Disqualified Capital Stock.......................................    52
     ------------------------------
SECTION 4.11.  Limitation on Dividends and Other Payment Restrictions
               ------------------------------------------------------
     Affecting Subsidiaries...............................................    53
     ----------------------
SECTION 4.12.  Limitation on Liens........................................    54
               -------------------
SECTION 4.13.  Limitation on Sale of Assets and Subsidiary
               -------------------------------------------
     Stock................................................................    55
     -----
SECTION 4.14.  Limitation on Layering Indebtedness........................    59
               -----------------------------------
SECTION 4.15.  Limitation on Lines of Business............................    59
               -------------------------------
SECTION 4.16.  Restriction on Sale and Issuance of
               -----------------------------------
     Subsidiary Stock.....................................................    59
     ----------------
SECTION 4.17.  Waiver of Stay, Extension or Usury Laws....................    60
               ---------------------------------------

                                   ARTICLE V

                             SUCCESSOR CORPORATION........................    60

SECTION 5.1.  Limitation on Merger, Sale or Consolidation.................    60
              -------------------------------------------
SECTION 5.2.  Successor Corporation Substituted...........................    61
              ---------------------------------


                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES....................    61

SECTION 6.1.  Events of Default...........................................    61
              -----------------
SECTION 6.2.  Acceleration of Maturity Date; Rescission and
              ---------------------------------------------
     Annulment............................................................    63
     ---------

                                                                            PAGE
                                                                            ----
SECTION 6.3.  Collection of Indebtedness and Suitsfor Enforcement
              ---------------------------------------------------
     by Trustee...........................................................
     ----------
SECTION 6.4.  Trustee May File Proofs of Claim............................    65
              --------------------------------
SECTION 6.5.  Trustee May Enforce Claims Without Possession of
              ------------------------------------------------
     Securities...........................................................
     ----------
SECTION 6.6.  Priorities..................................................    66
              ----------
SECTION 6.7.  Limitation on Suits.........................................    67
              -------------------
SECTION 6.8.  Unconditional Right of Holders to Receive Principal,
              ---------------------------------------------------
     Premium and Interest.................................................
     --------------------
SECTION 6.9.  Rights and Remedies Cumulative..............................    60
              ------------------------------
SECTION 6.10.  Delay or Omission Not Waiver...............................    68
               ----------------------------
SECTION 6.11.  Control by Holders.........................................    69
               ------------------
SECTION 6.12.  Waiver of Past Default.....................................    69
               ----------------------
SECTION 6.13.  Undertaking for Costs......................................    70
               ---------------------
SECTION 6.14.  Restoration of Rights and Remedies.........................    70
               ----------------------------------

                                  ARTICLE VII

                                   TRUSTEE................................    70

SECTION 7.1.  Duties of Trustee...........................................    71
              -----------------
SECTION 7.2.  Rights of Trustee...........................................    72
              -----------------
SECTION 7.3.  Individual Rights of Trustee................................    73
              ----------------------------
SECTION 7.4.  Trustee's Disclaimer........................................    73
              --------------------
SECTION 7.5.  Notice of Default...........................................    73
              -----------------
SECTION 7.6.  Reports by Trustee to Holders...............................    74
              -----------------------------
SECTION 7.7.  Compensation and Indemnity..................................    74
              --------------------------
SECTION 7.8.  Replacement of Trustee......................................    75
              ----------------------
SECTION 7.9.  Successor Trustee by Merger, Etc............................    76
              --------------------------------
SECTION 7.10.  Eligibility; Disqualification..............................    76
               -----------------------------
SECTION 7.11.  Preferential Collection of Claims Against Company..........    77
               -------------------------------------------------

                                 ARTICLE VIII

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE...............    77

SECTION 8.1.  Option to Effect Legal Defeasance or Covenant
              ---------------------------------------------
     Defeasance...........................................................    77
     ----------
SECTION 8.2.  Legal Defeasance and Discharge..............................    77
              ------------------------------

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                                                                            ----
SECTION 8.3.  Covenant Defeasance.........................................    78
              -------------------
SECTION 8.4.  Conditions to Legal or Covenant Defeasance..................    78
              ------------------------------------------
SECTION 8.5.  Deposited Cash and U.S. Government Obligations to
              -------------------------------------------------
     be Held in Trust; Other Miscellaneous Provisions.....................    80
     ------------------------------------------------
SECTION 8.6.  Repayment to the Company....................................    80
              ------------------------
SECTION 8.7.  Reinstatement...............................................    81
              -------------

                                  ARTICLE IX

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS..................    82

SECTION 9.1.  Supplemental Indentures Without Consent of Holders..........    82
              --------------------------------------------------
SECTION 9.2.  Amendments, Supplemental Indentures and Waivers
              -----------------------------------------------
     with Consent of Holders..............................................    83
     -----------------------
SECTION 9.3.  Compliance with TIA.........................................    85
              -------------------
SECTION 9.4.  Revocation and Effect of Consents...........................    85
              ---------------------------------
SECTION 9.5.  Notation on or Exchange of Securities.......................    86
              -------------------------------------
SECTION 9.6.  Trustee to Sign Amendments, Etc.............................    86
              -------------------------------

                                   ARTICLE X

                         RIGHT TO REQUIRE REPURCHASE......................    86

SECTION 10.1.  Repurchase of Securities at Option of the Holder Upon a
               -------------------------------------------------------
     Change of Control....................................................    86
     -----------------

                                  ARTICLE XI

                                  GUARANTEE...............................    89

SECTION 11.1.  Guarantee..................................................    89
               ---------
SECTION 11.2.  Execution and Delivery of Guarantee........................    91
               -----------------------------------
SECTION 11.3.  Future Subsidiary Guarantors...............................    91
               ----------------------------
SECTION 11.4.  Guarantor May Consolidate, Etc.on Certain Terms............    92
               -----------------------------------------------
SECTION 11.5.  Release of Guarantors......................................    93
               ---------------------
SECTION 11.6.  Certain Bankruptcy Events..................................    94
               -------------------------

                                                                            PAGE
                                                                            ----
                                  ARTICLE XII

                                 SUBORDINATION............................   94

SECTION 12.1.  Securities Subordinated to SeniorDebt......................   94
               -------------------------------------
SECTION 12.2.  No Payment on Securities in Certain Circumstances..........   95
               -------------------------------------------------
SECTION 12.3.  Securities Subordinated to PriorPayment of All Senior
               -----------------------------------------------------
     Debt on Dissolution, Liquidation or Reorganization...................   96
     --------------------------------------------------
SECTION 12.4.  Securityholders to Be Subrogated to Rights of Holders
               -----------------------------------------------------
     of Senior Debt.......................................................   97
     --------------
SECTION 12.5.  Obligations of the Company and the Guarantors
               ---------------------------------------------
     Unconditional........................................................   98
     -------------
SECTION 12.6.  Trustee Entitled to Assume Payments Not Prohibited
               --------------------------------------------------
     in Absence of Notice.................................................   98
     --------------------
SECTION 12.7.  Application by Trustee of Assets Deposited with It.........   99
               --------------------------------------------------
SECTION 12.8.  Subordination Rights Not Impaired by Acts or Omissions
               ------------------------------------------------------
     of the Company, the Guarantors or Holders of Senior Debt.............   99
     --------------------------------------------------------
SECTION 12.9.  Securityholders Authorize Trustee to Effectuate
               -----------------------------------------------
     Subordination of Securities..........................................   99
     ---------------------------
SECTION 12.10.  Right of Trustee to Hold Senior Debt......................  100
                ------------------------------------
SECTION 12.11.  Article XII Not to Prevent Events of Default..............  100
                --------------------------------------------
SECTION 12.12.  No Fiduciary Duty of Trustee to Holders of Senior
                -------------------------------------------------
     Debt.................................................................  100
     ----

                                 ARTICLE XIII

                                MISCELLANEOUS.............................  101

SECTION 13.1.  TIA Controls...............................................  101
               ------------
SECTION 13.2.  Notices....................................................  101
               -------
SECTION 13.3.  Communications by Holders with Other Holders...............  102
               --------------------------------------------
SECTION 13.4.  Certificate and Opinion as to Conditions Precedent.........  102
               --------------------------------------------------
SECTION 13.5.  Statements Required in Certificate or Opinion..............  103
               ---------------------------------------------
SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar..................  104
               -----------------------------------------
SECTION 13.7.  Non-Business Days..........................................  104
               -----------------
SECTION 13.8.  Governing Law..............................................  104
               -------------
SECTION 13.9.  No Adverse Interpretation of Other Agreements..............  105
               ---------------------------------------------
SECTION 13.10.  No Recourse against Others................................  105
                --------------------------
SECTION 13.11.  Successors................................................  105
                ----------

                                                                            PAGE
                                                                            ----
SECTION 13.12.  Duplicate Originals.......................................  105
                -------------------
SECTION 13.13.  Severability..............................................  105
                ------------
SECTION 13.14.  Table of Contents, Headings, Etc..........................  106
                --------------------------------
SIGNATURES................................................................  107
Exhibit A.................................................................  A-1

          INDENTURE, dated as of May 7, 1996, by and among Twin Laboratories Inc., a Utah corporation (the "Company"), the Guarantors referred to below and Fleet National Bank, as Trustee.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 1/4% Senior Subordinated Notes due 2006:


                                   ARTICLE I

     DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.  Definitions.
                        -----------

          "Acceleration Notice" shall have the meaning specified in Section 6.2.
           -------------------

          "Acquired Indebtedness" means Indebtedness or Disqualified Capital
           ---------------------
Stock of any person existing at the time such person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or one of its Subsidiaries.

          "Acquisition" means the purchase or other acquisition of any person or
           -----------
substantially all the assets of any person by any other person, whether by purchase, stock purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "Affiliate" means any person, directly or indirectly, controlling or
           ---------
controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that a Beneficial Owner of 10% or more of the total
              --------
voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Affiliate Transaction" shall have the meaning specified in Section
           ---------------------
4.9.

          "Agent" means any authenticating agent, Registrar, Paying Agent or
           -----
transfer agent.

          "Asset Sale" shall have the meaning specified in Section 4.13.
           ----------

          "Asset Sale Offer" shall have the meaning specified in Section 4.13.
           ----------------

          "Asset Sale Offer Amount" shall have the meaning specified in Section
           -----------------------
4.13.

          "Asset Sale Offer Period" shall have the meaning specified in Section
           -----------------------
4.13.

          "Asset Sale Offer Price" shall have the meaning specified in Section
           ----------------------
4.13.

          "Average Life" means, as of the date of determination, with respect to
           ------------
any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal,
           --------------
state or foreign law for the relief of debtors.

          "Beneficial Owner" has the meaning attributed to it in Rules l3d-3 and
           ----------------
l3d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board of Directors" or "Board" means, with respect to any Person, the
           ------------------      -----
Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "Board Resolution" means, with respect to any Person, a duly adopted
           ----------------
resolution of the Board of Directors of such Person.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday which is not a day on which banking institutions in New York, New York, or in the city in which the Principal Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any corporation, any and all
           -------------
shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Capitalized Lease Obligation" means rental obligations under a lease
           ----------------------------
that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

          "Cash" or "cash" means such coin or currency of the United States of
           ----      ----
America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Cash Equivalent" for all purposes of this Indenture other than
           ---------------
Article XII, means (a) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any domestic commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Group, or A or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof, and (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above. For purposes of the provisions of Article XII of this Indenture, "Cash Equivalent" means (a) securities issued or directly and fully
            ---------------
guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than 180 days from the date of acquisition: (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 180 days from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than 180 days from the date of acquisition thereof of any domestic commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Group, or A or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 180 days after the date of acquisition thereof, and (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above.

          "Change of Control" means (i) any merger or consolidation of the
           -----------------
Company or the Holding Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of either the Company or the Holding Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group," (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any Excluded Person or Excluded Persons or the Holding Company, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group," other than any Excluded Person or Excluded Persons or the Holding Company, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, provided that any "person" or "group" will be deemed to be the Beneficial Owner of any Capital Stock of the Company held by the Holding Company so long as such person or group is the Beneficial Owner of, directly or indirectly, in the aggregate a majority of the Capital Stock of the Holding Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of either the Company or the Holding Company (together, in each case, with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or the Holding Company then in office, as applicable.

          "Change of Control Offer" shall have the meaning specified in Section
           -----------------------
10.1.

          "Change of Control Offer Period" shall have the meaning specified in
           ------------------------------
Section 10.1.

          "Change of Control Purchase Date" shall have the meaning specified in
           -------------------------------
Section 10.1.

          "Change of Control Purchase Price" shall have the meaning specified in
           --------------------------------
Section 10.1.

          "Change of Control Put Date" shall have the meaning specified in
           --------------------------
Section 10.1.

          "Commission" means the SEC.
           ----------

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

          "Consolidated EBITDA"  means, with respect to any person, for any
           -------------------
period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense (including amortization of debt discount and deferred financing costs in connection with any Indebtedness of such person and its Subsidiaries), provided that Consolidated depreciation and amortization of a Subsidiary that is less than wholly owned shall only be added to the extent of the equity interest of the Company in such Subsidiary, (iii) Consolidated Interest Expense,
(iv) all other non-cash items and (v) up to $13.6 million of fees and expenses actually incurred in connection with the Transactions.

          "Consolidated Interest Coverage Ratio" of any person on any date of
           ------------------------------------
determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of calculating each of Consolidated EBITDA and Consolidated Interest Expense for this definition, (i) with respect to any Reference Period commencing prior to the Issue Date, the Transactions shall be assumed to have occurred on the first day of such Reference Period, (ii) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (iii) transactions giving rise to the need to calculate the Consolidated Interest Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iv) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (v) the Consolidated Interest Expense of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall provide a term including at least the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

          "Consolidated Interest Expense" of any person means, for any period,
           -----------------------------
the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to

Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Securities or the New Credit Facility but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and
(iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period and (b) the amount of cash dividends paid by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "Consolidated Net Income" means, with respect to any person for any
           -----------------------
period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary but including an Unrestricted Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (e) the effects of changes in accounting principles, (f) any non-cash compensation expense in connection with the exercise of, grant to or repurchase from officers, directors and employees of stock, stock options or stock equivalents, (g) any one-time non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the New Credit Facility or the Securities and (h) the write-off or amortization of the consideration for the Non-Competition Agreements entered into in connection with the Transactions.

          "Consolidated Net Worth" of any person at any date means the aggregate
           ----------------------
consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such consolidated stockholders' equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries and (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date.

          "Consolidated Subsidiary" means, for any person, each Subsidiary of
           -----------------------
such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "Consulting Agreements" means the consulting agreements dated as of
           ---------------------
the Issue Date, between the Company and each of David Blechman and Jean Blechman, as such agreements may be amended from time to time, provided that no such amendment shall have the effect of increasing in any material respect the cost to the Company or any Subsidiary Guarantor of the transactions, payments or expenses permitted under such agreements as an Exempted Affiliate Transaction or Permitted Payment hereunder.

          "Covenant Defeasance" shall have the meaning specified in Section 8.3.
           -------------------

          "Credit Agreement" means the one or more credit agreements (including,
           ----------------
without limitation, the New Credit Facility) entered into by and among the Company, certain of its subsidiaries, and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is Incurred it would not be prohibited by Section 4.10, or
(iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Debt Incurrence Ratio" shall have the meaning specified in Section
           ---------------------
4.10.

          "Default" means any event or condition that is, or after notice or
           -------
passage of time or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning specified in Section 2.12.
           ------------------

          "Definitive Securities" means Securities that are in the form of the
           ---------------------
Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

          "Depositary" means, with respect to the Securities issuable or issued
           ----------
in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Disqualified Capital Stock" means (a) except as set forth in clause
           --------------------------
(b) of this paragraph, with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is then convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Capital Stock (i) not held by the Company or a wholly owned Subsidiary of the Company or (ii) other than any common stock with no preference, privileges, or redemption or repayment provisions.

          "DTC" shall have the meaning specified in Section 2.3.
           ---

          "Employment Agreements" means those employment agreements dated as of
           ---------------------
the Issue Date, between the Company and each of Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman, Steve Blechman and Stephen Welling, as such agreement may be extended and amended from time to time, provided that no such amendment shall have the effect of increasing in any material respect the payments permitted to be made under such agreements as an Exempted Affiliate Transaction or Permitted Payment hereunder.

          "Equity Interests" means Capital Stock and all warrants, options, or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means an underwritten public offering pursuant to a
           ---------------
registration statement filed with the SEC in accordance with the Securities Act, the consequence of which is that the common stock of either the Company or the Holding Company is listed on a national securities exchange or quoted on the national market system or the Small Cap Market of NASDAQ.

          "Event of Default" shall have the meaning specified in Section 6.1.
           ----------------

          "Event of Loss" means, with respect to any property or asset, any (i)
           -------------
loss, destruction or damage of such property or asset; (ii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Excess Proceeds" shall have the meaning specified in Section 4.13.
           ---------------

          "Excess Proceeds Date" shall have the meaning specified in Section
           --------------------
4.13.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Securities" means the 10 1/4% Senior Subordinated Notes due
           -------------------
2006 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company and the Guarantors pursuant to the Registration Rights Agreement.

          "Excluded Person" means collectively or individually Green Equity
           ---------------
Investors II, L.P., David Blechman, Jean Blechman, Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman and Steve Blechman and their respective Related Parties.

          "Exempted Affiliate Transaction"  means (a) compensation,
           ------------------------------
indemnification and other benefits paid or made available (x) pursuant to the Employment Agreements and Consulting Agreements, or (y) for or in connection with services actually rendered and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses, loans to officers, directors and employees in the ordinary course of business consistent with past practice and directors' and officers' liability insurance), (b) any Restricted Payments or other payments or transactions expressly permitted under
Section 4.3, (c) transactions between the Company and any of its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company, (d) payments to LGP for management services under the Management Services Agreement in an amount not to exceed $1 million in any fiscal year, (e) payments to LGP for reasonable and customary fees and expenses for financial advisory and investment banking services provided to the Company in connection with major financial transactions; provided however, that to the extent that any such Affiliate Transaction referred to in clause (e) involves payments in excess of $2.5 million, such Affiliate Transaction must be evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, (f) transactions between or among the Company and its Subsidiaries or between or among Subsidiaries of the Company, provided that any ownership interest in any such Subsidiary which is not beneficially owned directly or indirectly by the Company or any of its Subsidiaries is not beneficially owned by an Affiliate of the Company or the Holding Company other than by virtue of the direct or indirect ownership interest in such Subsidiary held (in the aggregate) by the Company and/or one or more of its Subsidiaries,
(g) payments pursuant to the Noncompetition Agreements, (h) distributions to the Stockholders permitted by the express exceptions to Section 6.2(e) of the Stock Purchase Agreement, (i) the payment (or reimbursement) of the Transactional Taxes (as defined in the Stock Purchase Agreement) and the Gross Up Payment (as defined in the Stock Purchase Agreement) pursuant to Section 9.1(a) of the Stock Purchase Agreement, (j) the payment (or reimbursement) of fees, costs and expenses pursuant to Section 9.1(b) of the Stock Purchase Agreement and Section 9.1(c) of the Stock Purchase Agreement, (k) the Company's performance of its obligations under Article 3 (Registration Rights) of the Stockholders Agreement,
(l) the Company's performance of its obligations under Article 7 (Preemptive Rights) of the Stockholders Agreement, (m) the exercise of any rights granted pursuant to Section 2.6 of the Sec-ondary Stockholders Agreement, (n) the Company's performance of its obligations under Article 4 (Registration Rights) of the Secondary Stockholders Agreement, and (o) the transactions occurring on the Issue Date contemplated by the Acquisition (as such term is defined in the Offering Memorandum).

          "Existing Indebtedness" means Indebtedness of the Company or a
           ---------------------
Subsidiary Guarantor in existence on the Issue Date.

          "Fair Market Value" or "fair market value" means, with respect to any
           -----------------      -----------------
assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (i) the Board of Directors of the Company acting in good faith or (ii) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined.

          "Future Subsidiary Guarantor" shall have the meaning specified in
           ---------------------------
Section 11.3.

          "GAAP" means United States generally accepted accounting principles
           ----
set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect on the Issue Date.

          "Global Security" means a Security that contains the paragraph
           ---------------
referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

          "Guarantee" shall have the meaning provided in Section 11.1.
           ---------

          "Guarantors" means (i) the Initial Guarantors identified in the
           ----------
following sentence and (ii) the Subsidiary Guarantors, but excluding in each case any Persons whose guarantees have been released pursuant to the terms of this Indenture and any Unrestricted Subsidiaries. The Initial Guarantors consist of: Advanced Research Press, Inc. and the Holding Company.

          "Holder" or "Securityholder" means the Person in whose name a Security
           ------      --------------
is registered on the Registrar's books.

          "Holding Company" means TLG Laboratories Holding Corp.
           ---------------

          "Incur" or "Incurrence" shall have the meaning specified in Section
           -----      ----------
4.10.

          "Incurrence Date" shall have the meaning specified in Section 4.10.
           ---------------

          "Indebtedness"  of any person means, without duplication, (a) all
           ------------
liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or which are secured by a Lien on any assets or property of such person and all obligations to purchase, redeem or acquire any Capital Stock which are related to a payment obligation in respect of such Indebtedness; provided that if the liabilities or obligations which are secured by a Lien have not been assumed in full by such person or are not such person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the Fair Market Value of the assets or property securing such Lien; and (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or
(c), or this clause (d), whether or not between or among the same parties.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities
           ------------------
Corporation and Chase Securities Inc.

          "Initial Securities" means the 10 1/4% Senior Subordinated Notes due
           ------------------
2006, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture on the Issue Date.

          "Interest Payment Date" means the stated due date of an installment of
           ---------------------
interest on the Securities.

          "Interest Swap and Hedging Obligation"  means any monetary obligation
           ------------------------------------
of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment"  by any person in any other person means (without
           ----------
duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary Guarantor to the extent permitted by Section 4.10, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any Subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made), at the time that such Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Company or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Company or any of its Subsidiaries.

          "Issue Date" means the date of first issuance of the Securities under
           ----------
the Indenture.

          "Junior Security"  means, so long as the effect of any exclusion
           ---------------
employing this definition is not to cause the Securities to be treated in any bankruptcy case or proceeding or similar event as part of the same class of claims as Senior Debt or any class of claims pari passu with, or senior to, the Senior Debt, for any payment or distribution, debt or equity securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Securities are subordinated to the payment of all Senior Debt then outstanding; provided that (a) if a new corporation results from such reorganization or readjustment contemplated by Section 12.3, such corporation assumes any Senior Debt not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (b) the rights of the holders of such Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment.

          "Legal Defeasance" shall have the meaning specified in Section 8.2.
           ----------------

          "LGP" means Leonard Green & Partners, L.P.
           ---

          "Lien" means any mortgage, lien, pledge, charge, security interest, or
           ----
other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

          "Management Services Agreement"  means the management services
           -----------------------------
agreement, dated as of the Issue Date, between the Company and LGP as such agreement may be extended and amended from time to time, provided that no such amendment shall have the effect of increasing in any material respect the payments permitted to be made under such agreement as an Exempted Affiliate Transaction or Permitted Payment hereunder.

          "Maturity Date" means, when used with respect to any Security, the
           -------------
date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

          "Net Cash Proceeds"  means the aggregate amount of Cash or Cash
           -----------------
Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale, (ii) the amounts of any repayments of Indebtedness secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or Indebtedness associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such Indebtedness, or by the terms of a consent granted thereunder, on the condition that the proceeds (or portion thereof) of such disposition be applied to such Indebtedness), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of Indebtedness (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be); (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP ("GAAP Reserves"), against any liabilities associated with such assets which are the subject of such Asset Sale; and (iv) with respect to Asset Sales by Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

          "New Credit Facility" means the credit agreement dated May 7, 1996
           -------------------
among the Company, the Holding Company, the Lenders parties thereto and Chemical Bank, as Administrative Agent, and The Bank of New York, as Documentation Agent.

          "Non-Competition Agreements"  means the non-competition agreements,
           --------------------------
dated as of the Issue Date, between the Company and each of David Blechman, Jean Blechman, Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman, Steve

Blechman and Stephen Welling, as such agreements may be amended from time to time, provided that no such amendment shall have the effect of increasing in any material respect the cost to the Company or any Subsidiary Guarantor of the transactions, payments or expenses permitted under such agreements as an Exempted Affiliate Transaction or Permitted Payment hereunder.

          "Notice of Default" shall have the meaning specified in Section
           -----------------
6.1(3).

          "Obligation"  means any principal, premium or interest payment, or
           ----------
monetary penalty, or damages, or purchase price due by the Company or any Guarantor under the terms of the Securities or the Indenture, including any liquidated damages due pursuant to the terms of the Registration Rights Agreement.

          "Offering Memorandum" means the offering memorandum dated May  1, 1996
           -------------------
relating to the Securities.

          "Officer" means, with respect to the Company or a Guarantor, the Chief
           -------
Executive Officer, the President, any Executive or Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or such Guarantor.

          "Officers' Certificate" means, with respect to the Company, a
           ---------------------
certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 13.4 and 13.5, and delivered to the Trustee or an Agent, as applicable.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee (which may include counsel to the Trustee or the Company including an employee of the Company) or an Agent, as applicable, complying with the requirements of Sections 13.4 and 13.5, and delivered to the Trustee or an Agent, as applicable.

          "Paying Agent" shall have the meaning specified in Section 2.3.
           ------------

          "Payment Blockage Period" shall have the meaning specified in Section
           -----------------------
12.2.

          "Payment Default" shall have the meaning specified in Section 12.2.
           ---------------

          "Payment Notice" shall have the meaning specified in Section 12.3.
           --------------

          "Permitted Indebtedness"  means, without duplication (a) Indebtedness
           ----------------------
evidenced by the Securities and represented by this Indenture, (b) Indebtedness of the Company and the Subsidiary Guarantors (without duplication) Incurred from time to time under or in respect to the Credit Agreement up to an aggregate amount outstanding at any time in an aggregate principal amount up to $88 million, minus the amount of any such Indebtedness permanently reduced with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale;
(c) Indebtedness Incurred by the Company or any Subsidiary Guarantor from time to time in an aggregate principal amount outstanding at any time of up to $10 million (which may be Incurred pursuant to the Credit Agreement); (d) Indebtedness Incurred by the Company to any Subsidiary Guarantor, and Indebtedness Incurred by any Subsidiary Guarantor to any other Subsidiary Guarantor or Subsidiary Guarantors or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in right of payment to the Company's obligations pursuant to the Securities; (e) Purchase Money Indebtedness Incurred from time to time by the Company or any Subsidiary Guarantor, in an aggregate principal amount not to exceed $20 million at any time outstanding; (f) Indebtedness arising from tender, bid, performance or government contract bonds, other obligations of like nature, or warranty or contractual service obligations of like nature, or warranty or contractual service obligations, in any case, Incurred by the Company or the Subsidiary Guarantors in the ordinary course of business; (g) Interest Swap and Hedging Obligations that are Incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness or the amount of such receivable or liability to which such Interest Swap and Hedging Obligation relates; (h) Indebtedness in respect of bankers' acceptances and letters of credit, all in the ordinary course of business in an aggregate amount outstanding at any time of up to $2.5 million; (i) Existing Indebtedness; and (j) Refinancing Indebtedness that serves to Refinance, without duplication, in whole or in part, the Indebtedness permitted by this paragraph or any one or more successive Refinancings of any thereof.

          "Permitted Lien" means any of the following:
           --------------

     (a)   Liens existing on the Issue Date;

     (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (h)   Liens securing the Securities;

     (i) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided in each case that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

     (j) Liens securing or arising from Purchase Money Indebtedness permitted to be incurred under clause (e) of the definition of Permitted Indebtedness; provided such Liens relate to the property (and monetary proceeds thereof) which was acquired or constructed with such Purchase Money Indebtedness and the Capital Stock of any Person formed to acquire such property and that does not own any other material property;

     (k) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner not materially more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness; and

     (l) Liens securing Indebtedness described in clause (h) of the definition of "Permitted Indebtedness."

          "Permitted Payments"   means, without duplication, (a) payments to the
           ------------------
Holding Company in an amount sufficient to permit the Holding Company to pay reasonable and necessary operating expenses and other general corporate expenses (including any reasonable professional fees and expenses, but excluding all expenses payable to or to be paid to or on behalf of an Excluded Person); (b) payments to the Holding Company to enable the Holding Company to pay foreign, federal, state or local tax liabilities, not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that the Holding Company has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries and Unrestricted Subsidiaries, provided any such payment shall either be used by the Holding Company to pay such tax liabilities within 90 days of the Holding Company's receipt of such payment or refunded to the payee; (c) payments to the Holding Company to enable the Holding Company to pay, or the payment by the Company directly of, the payments provided for by clauses (a), (d) (e) and (f) and the transactions, expenses and payments described in clauses (g), (h), (i), (j), (k), (n) and (o) of the definition of "Exempted Affiliated Transaction"; and (d) cash dividends paid to the Holding Company to the extent necessary to permit the Holding Company to repurchase common stock, stock options and stock equivalents of the Holding Company held by departing or deceased directors, officers or employees of the Holding Company, the Company or any of the Subsidiary Guarantors, in an aggregate amount not to exceed in any fiscal year $1,000,000 plus (x) the
                                                             ----
cumulative amount by which (1) the product of $1,000,000 times the number of preceding fiscal years subsequent to the Issue Date exceeds (2) the amount of such payments made during such fiscal years, plus (y) the aggregate cash
                                             ----
consideration received by the Holding Company, after the Issue Date and prior to or substantially concurrently with the date of such repurchase, from the sale or issuance of common stock of the Holding Company to directors, officers and employees of the Holding Company, the Company and the

Subsidiary Guarantors (including, to the extent not otherwise included in the amount of such cash consideration, cash repayments of principal received by the Holding Company on loans made to such persons to enable them to purchase such stock) to the extent such cash consideration was contributed, or is substantially concurrently with such dividend contributed, to the Company as a capital contribution (provided that the net amount of cash dividends paid under
                      --------
this clause (d) shall not exceed $7.5 million).

          "Person" or "person" means any corporation, individual, partnership,
           ------      ------
trust, unincorporated association, or a government or any agency or political subdivision thereof.

          "Preferred Stock" means the shares of junior redeemable preferred
           ---------------
stock of the Holding Company and the shares of senior redeemable preferred stock of the Holding Company.

          "Principal Corporate Trust Office of the Trustee" means the office of
           -----------------------------------------------
the Trustee as set forth in Section 13.2 and such other offices as the Trustee may designate from time to time.

          "Pro Rata Portion" shall have the meaning specified in Section 11.1.
           ----------------

          "Property" or "property" means any right or interest in or to property
           --------      --------
or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Date" shall have the meaning specified in Section 4.14.
           -------------

          "Purchase Money Indebtedness" means any Indebtedness of such person to
           ---------------------------
any seller or other person Incurred to finance the acquisition or construction (including in the case of a Capitalized Lease Obligation, the lease) of any business or real or personal tangible property (or, in each case, any interest therein) acquired or constructed after the Issue Date which, in the reasonable good faith judgment of the Board of Directors of the Company, is related to a Related Business of the Company and which is Incurred concurrently with, or within 180 days of, such acquisition or construction and, if secured, is secured only by the assets so financed.

     "Qualified Capital Stock" means any Capital Stock of the Company that is
      -----------------------
not Disqualified Capital Stock.

          "Qualified Exchange" means any legal defeasance, redemption,
           ------------------
retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or a substantially concurrent capital contribution to the Company, or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company.

          "Record Date" means a Record Date specified in the Securities whether
           -----------
or not such Record Date is a Business Day.

          "Redemption Date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

          "Redemption Price," when used with respect to any Security to be
           ----------------
redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.5).

          "Reference Period" with regard to any person means the four full
           ----------------
fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

          "Refinancing Indebtedness"  means Indebtedness or Disqualified Capital
           ------------------------
Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of the amount of fees, consents, premiums, prepayment penalties and reasonable expenses incurred in connection with such Refinancing) the principal amount of the Indebtedness so refinanced (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, such lesser amount as of the date of the issuance of such Refinancing Indebtedness) or, in the case of Disqualified Capital Stock, the liquidation preference of the Disqualified Capital Stock so refinanced, plus, in the case of the Credit Agreement, additional Indebtedness which on the date of Incurrence is permitted by Section 4.10;

provided, that other than with respect to a Refinancing of Indebtedness under the Credit Agreement, (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

          "Registrar" shall have the meaning specified in Section 2.3.
           ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of the Issue Date by and between the Company and the Guarantors on the one hand, and the Initial Purchasers, on the other hand, providing for certain registration rights for the Securities.

          "Related Business" means the business conducted (or proposed to be
           ----------------
conducted, including the activities referred to in and being contemplated by the Company, as described or referred to in the Offering Memorandum) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses, including reasonably related extensions thereof and including, without limitation, any business related to the manufacturing or marketing of products sold through health food stores.

          "Related Party" means (i) with respect to any Excluded Person, (A) any
           -------------
controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A), and (ii) only with respect to Green Equity Investors II, L.P. (and in addition to the persons described in the foregoing clause (i)) any partnership or corporation which is managed by or controlled by LGP or any affiliate thereof. For the purposes of this definition, "control" of any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in (a) Cash Equivalents,
(b) the Company or a Subsidiary Guarantor, (c) Investments in or acquisitions of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants of or in any Person that is or becomes, at the time of the acquisition thereof, a Subsidiary of the Company and is or is to be primarily engaged in a Related Business; (d) Investments of such Person existing as of the date of this Indenture and any extension, modification or renewal of such Investment (but not increases thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the terms of such Investment), (e) transactions or arrangements with officers or directors of the Company or any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary of the Company permitted under Section 4.9); (f) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof; and
(g) Investments in Persons (other than Affiliates of the Company) received by such Person as consideration from Asset Sales to the extent not prohibited by
Section 4.13 or any exchange of any such Invest ment with the issuer thereof, and extensions, modifications and renewals thereof; provided, however, that a merger of another person with or into the Company or a Subsidiary Guarantor shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct wholly owned Subsidiary Guarantor.

          "Restricted Payment" means, with respect to any person, (a) the
           ------------------
declaration or payment of any dividend or other distribution in respect of Capital Stock of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person prior to the scheduled maturity, scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of a person to the extent payable in shares of Qualified Capital Stock of such person; (ii) any dividend, distribution or other payment to the Company, or to any of its wholly owned Subsidiary Guarantors, by the Company or any of its Subsidiaries; or (iii) the declaration or payment of dividends by any Subsidiary of the Company provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) to all distributions so made to all other stockholders thereof.

          "Sale and Leaseback Transaction" means any transaction by which the
           ------------------------------
Company or a Subsidiary Guarantor, directly or indirectly, becomes liable as a lessee or as a guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired that the Company or any Subsidiary Guarantor has sold or transferred or is to sell or transfer to any other Person in a substantially concurrent transaction with such assumption of liability.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Secondary Stockholders Agreement" means the secondary stockholders
           --------------------------------
agreement dated as of the Issue Date by and among Green Equity Investors II, L.P., Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Stephen Welling, Chase Equity Associates, L.P., State Treasurer of the State of Michigan, PMI Mezzanine Fund, L.P., DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and the Holding Company, as such agreement may be amended from time to time, provided that no such amendment shall have the effect of increasing in any material respect the cost to the Company or any Subsidiary Guarantor of the transactions, payments or expenses permitted under such agreement as an Exempted Affiliate Transaction or Permitted Payment hereunder.

          "Securities" means, collectively, the Initial Securities and, when and
           ----------
if issued as provided in the Registration Rights Agreement, the Exchange Securities.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC promulgated thereunder.

          "Securities Custodian" means the Registrar, as custodian with respect
           --------------------
to the Securities in global form, or any successor entity thereto.

          "Securityholder" or "Holder" means the Person in whose name a Security
           --------------      ------
is registered on the Registrar's books.

          "Senior Bank Representative" means, at any time, the then-acting agent
           --------------------------
or agents under the Credit Agreement, which shall initially be Chemical Bank.

          "Senior Debt" of the Company or any Subsidiary Guarantor means
           -----------
Indebtedness (including, without limitation, interest accruing after the commencement of any bankruptcy case or proceedings whether or not allowed as a claim in such case or proceeding) of the Company or such Guarantor arising under the Credit Agreement or any Interest Swap and Hedging Obligation relating to such Indebtedness or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Securities or the applicable guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of the Indenture, (c) Indebtedness to trade creditors, and (d) Disqualified Capital Stock.

          "Senior Debt Representative" means the indenture trustee or other
           --------------------------
trustee, agent or representative for any Senior Debt.

          "Significant Subsidiary" means any Subsidiary that would be a
           ----------------------
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the Issue Date.

          "Special Record Date" for payment of any Defaulted Interest means a
           -------------------
date fixed by the Trustee pursuant to Section 2.12.

          "Stated Maturity," when used with respect to any Security, means May
           ---------------
15, 2006.

          "Stockholders Agreement" means the stockholders agreement dated as of
           ----------------------
the Issue Date, by and among Green Equity Investors II, L.P., Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Stephen Welling and the Company, as such agreement may be amended from time to time, provided that no such amendment shall have the effect of increasing in any material respect the cost to the Company or any Subsidiary Guarantor of the transactions, payments or expenses permitted under such agreement as an Exempted Affiliate Transaction or Permitted Payment hereunder.

          "Stock Purchase Agreement" means Stock Purchase and Sale Agreement,
           ------------------------
dated as of March 5, 1996, as amended as of the Issue Date, among the Holding Company, Natur-Pharma Inc., Green Equity Investors II, L.P., David Blechman, Jean Blechman, Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman, Steve Blechman and Stephen Welling.

          "Subordinated Indebtedness"  means Indebtedness of the Company or a
           -------------------------
Subsidiary Guarantor that is subordinated by its terms in right of payment to the Securities or such Guarantee, as applicable.

          "Subsidiary,"  with respect to any person, means (i) a corporation a
           ----------
majority of whose Capital Stock with voting power, under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority equity ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has at least a majority equity ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary or Subsidiaries of the Company for any purpose whatsoever.

          "Subsidiary Guarantors" means (i) the Company's Subsidiaries and (ii)
           ---------------------
any Future Subsidiary Guarantors that become Guarantors pursuant to the terms of this Indenture, but excluding (i) any Persons whose guarantees have been released in accordance with the terms of this Indenture and (ii) any Unrestricted Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code
           ---
(S)(S) 77aaa-77bbbb), as in effect on the date of the execution of this Indenture; except as otherwise provided in Section 9.3.

          "Transactions" means the transactions contemplated by the Stock
           ------------
Purchase Agreement and the related financings thereof.

          "Transfer Restricted Securities" means Securities that bear or are
           ------------------------------
required to bear the legend set forth in Section 2.6 hereof.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust
           -------------
administration division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "U.S. Government Obligations" means direct non-callable obligations
           ---------------------------
of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "Unrestricted Subsidiary" means any subsidiary of the Company that
           -----------------------
does not own any Capital Stock of, or hold any Lien on any property of, the Company or any other Subsidiary Guarantor and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (ii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.10. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.10. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     SECTION 1.2.  Incorporation by Reference of TIA.
                   ---------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.
      ----------

     "indenture securities" means the Securities.
      --------------------

     "indenture securityholder" means a Holder or a Securityholder.
      ------------------------

     "indenture to be qualified" means this Indenture.
      -------------------------

     "indenture Trustee" or "institutional Trustee" means the Trustee.
      -----------------      ---------------------

     "obligor" on the indenture securities means the Company, each Guarantor and
      -------
any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

     SECTION 1.3.  Rules of Construction.
                   ---------------------

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                  ARTICLE II

                                THE SECURITIES

          SECTION 2.1.  Form and Dating.
                        ---------------

          The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or the terms hereof. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          SECTION 2.2.  Execution and Authentication.
                        ----------------------------

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate or cause to be authenticated the Initial Securities for original issue in the aggregate principal amount of up to $100,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $100,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount.
The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

          Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

          SECTION 2.3.  Registrar and Paying Agent.
                        --------------------------

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency of the Company where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that for the purposes of Articles III, VIII, X and Section 4.13 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its signature hereto, the Trustee hereby agrees so to act. The Company may at any time change any Paying Agent or Registrar without notice to any Holder.

          The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Registrar to act as Securities Custodian with respect to the Global Securities.

          Upon the occurrence of an Event of Default described in Section 6.1(d) or (f), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

          The Trustee is authorized to enter into a letter of representation with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

          SECTION 2.4.  Paying Agent to Hold Assets in Trust.
                        ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.
Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

          SECTION 2.5.  Securityholder Lists.
                        --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA (S) 312(a).

          SECTION 2.6.  Transfer and Exchange.
                        ---------------------

          (a)  Transfer and Exchange of Definitive Securities.  When Definitive
               ----------------------------------------------
Securities are presented to the Registrar with a request:

               (x) to register the transfer of such Definitive Securities; or

               (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however,
                                                          -----------------
that the Definitive Securities surrendered for registration of transfer or exchange:

                    (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

                    (ii) in the case of Definitive Securities that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                    (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                    (C) if such Transfer Restricted Security is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or
          (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and in the case of
          (i), (iii) and (iv) above, if the Company or the Registrar so request, a customary opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

               (b)  Restrictions on Transfer of a Definitive Security for a
                    -------------------------------------------------------
Beneficial Interest in a Global Security.  A Definitive Security may not be
- ----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                    (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                    (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions of the Holder directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

               (c)  Transfer and Exchange of Global Securities.  The transfer
                    ------------------------------------------
and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

               (d)  Transfer of a Beneficial Interest in a Global Security for a
                    ------------------------------------------------------------
Definitive Security.
- -------------------

                    (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                    (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                    (C) if such beneficial interest is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in sub-stantially the form set forth on the reverse of the Security) and in the case of (i), (iii) and (iv) above, if the Company or the Registrar so requests, a customary opinion of counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act;

then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee or the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security.

                    (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

               (e)  Restrictions on Transfer and Exchange of Global Securities.
                    ----------------------------------------------------------
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               (f)  Authentication of Definitive Securities in Absence of
                    -----------------------------------------------------
Depositary.  If at any time:
- ----------

                    (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                    (ii) the Company, in its sole discretion, notifies the Trustee and the Registrar in writing that they elect to cause the issuance of Definitive Securities under this Indenture, then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

               (g)  Cancellation and/or Adjustment of Global Security.  At such
                    -------------------------------------------------
time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global
Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

               (h)  Legends.
                    -------

                         (i)  Except as permitted by the following paragraph
     (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS THREE YEARS (OR SUCH

          SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A, FOR
          SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED
          INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS, BOTH WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO
          AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED
          INVESTOR," FOR INVESTMENT PUR POSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D),(E) OR (F) TO REQUIRE THE DELIV-

          ERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFER OR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                         (ii) Upon any sale or transfer of a Transfer
     Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                         (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, after the Resale Restriction Termination Date (as defined in clause (h)(i) above) or delivery of a customary opinion of counsel; and

                         (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with
                                                --------  -------
          respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing (to be accompanied by a customary opinion of counsel) to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form set forth on the reverse of the Security).

                    (i)  Obligations with respect to Transfers and Exchanges of
                         ------------------------------------------------------
Definitive Securities.
- ---------------------

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                    (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.13(8), 9.5, or 10.1 (final paragraph)).

                    (iii) The Registrar shall not be required to register the transfer of or exchange (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.13 hereof or redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                    (iv) Prior to due presentment for registration or transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name the Security is registered as the absolute owner of such Security, and none of the Trustee, Agent or the Company shall be affected by notice to the contrary.

          SECTION 2.7.  Replacement Securities.
                        ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may require the payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge that may be imposed in relation to the issuance of any new Security and charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.8.  Outstanding Securities.
                        ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.  Treasury Securities.
                        -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

          SECTION 2.10.  Temporary Securities.
                         --------------------

          Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          SECTION 2.11.  Cancellation.
                         ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to it or them (as applicable) for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 2.12.  Defaulted Interest.
                         ------------------

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                    (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                    (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


                                  ARTICLE III

                                   REDEMPTION

          SECTION 3.1.  Right of Redemption.
                        -------------------

          Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company will not have the right to redeem any Securities prior to May 15, 2001, except as provided in the immediately following paragraph. On or after May 15, 2001, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof, including accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5).

          Notwithstanding the foregoing, prior to May 15, 1999, the Company may redeem from time to time up to 35% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 109 1/2% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, with the net proceeds of one or more Equity Offerings; provided, that at least 65% of the aggregate principal amount of the Securities
- --------
originally outstanding remain outstanding immediately after the occurrence of such redemption; provided, further, that such notice of redemption shall be
                 --------  -------
sent within 30 days after the date of closing of any such Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

          SECTION 3.2.  Notices to Trustee.
                        ------------------

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.3.  Selection of Securities to Be Redeemed.
                        --------------------------------------

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.4.  Notice of Redemption.
                        --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                    (1)  the Redemption Date;

                    (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                    (3) the name, address and telephone number of the Paying Agent;

                    (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                    (5) that, unless the Company defaults in its obligation to deposit Cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide Cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                    (6) if any Security is being redeemed in part, the portion of the principal amount equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                    (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                    (8)  the CUSIP number of the Securities to be redeemed; and

                    (9)  that the notice is being sent pursuant to this Section
     3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

          SECTION 3.5.  Effect of Notice of Redemption.
                        ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or, if the Trustee is no longer the paying agent, to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is on or
                               --------
after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date and no additional interest will be payable to Holders of the redeemed Securities on the Redemption Date; and provided, further, that if a
                                                -----------------
Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 3.6.  Deposit of Redemption Price.
                        ---------------------------

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

          SECTION 3.7.  Securities Redeemed in Part.
                        ---------------------------

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV

                                   COVENANTS

          SECTION 4.1.  Payment of Securities.
                        ---------------------

          The Company shall pay the principal of and interest and premium, if applicable, on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest and premium, if applicable, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 4.2.  Maintenance of Office or Agency.
                        -------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner
- -----------------
relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Trustee's agency at

Shawmut Trust Company, 14 Wall Street, 8th Floor, Window No. 2, New York, New York 10005 as such office.

          SECTION 4.3.  Limitation on Restricted Payments.
                        ---------------------------------

          The Company and the Subsidiary Guarantors shall not, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (l) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to Incur (as defined herein) at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio in Section 4.10, or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company as a capital contribution or from the sale of its Qualified Capital Stock (other than (i) from or to a Subsidiary of the Company, (ii) to the extent applied in connection with a Qualified Exchange and
(iii) to the extent applied to repurchase Capital Stock pursuant to clause (d) of the definition of Permitted Payments), after the Issue Date.

          The foregoing provisions will not prohibit or be violated by (A) a Qualified Exchange; (B) the payment or making of any Restricted Payment within 60 days after the date of declaration thereof or the making of any binding commitment in respect thereof, if at said date of declaration or commitment of such Restricted Payment would have complied with the provisions contained in clauses (1), (2) and (3) of the first paragraph of this Section 4.3; (C) Permitted Payments; (D) Restricted Investments, provided, that, after giving pro forma effect to such Restricted Investment, the aggregate amount of all such Restricted Investments made on or after the Issue Date pursuant to this subclause (D) that are outstanding (after giving effect to (x) the amount of such Restricted Investments returned in cash to the Company or a Subsidiary Guarantor, the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Restricted Investment to the Company or the Subsidiary Guarantor that made such Restricted Investment and (y) the release of any guarantee that constituted a Restricted Investment, to the extent it has been released, in each case on or prior to the date of such calculation) at any time does not exceed $10 million; and (E) Restricted Payments in an amount not to exceed $5 million minus (x) the amount of any Restricted Payments made (other than pursuant to subclauses (A), (C) and (D) above) since the

Issue Date and (y) (1) 100% of the amount of any deficit in Consolidated Net Income for the period (taken as one accounting period) commencing on the first day after the Issue Date to the date of such Restricted Payment plus (2) the aggregate Net Cash Proceeds received by the Company as a capital contribution or from the sale of its Qualified Capital Stock (other than (i) from or to a Subsidiary of the Company, (ii) to the extent applied in connection with a Qualified Exchange, and (iii) to the extent applied to repurchase Capital Stock pursuant to clause (d) of the definition of Permitted Payments), after the Issue Date, up to the amount of the deficit, if any, applied pursuant to clause (y)
(1) above. The full amount of any Restricted Payment made pursuant to the foregoing clauses (B) and (D) (but not pursuant to clauses (A), (C) or (E)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this Section 4.3.

          SECTION 4.4.  Corporate Existence.
                        -------------------

          Except as otherwise provided or permitted in Article V or elsewhere in this Indenture, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and corporate franchises of the Company and the Guarantors; provided, however, nothing in this Section will prohibit the Company
            -----------------
or any Guarantor from engaging in any transaction permitted under Section 11.4 or Section 11.5 hereof and provided, further, that neither the Company nor any
                           -----------------
Guarantor shall be required to preserve any right or franchise if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity.

          SECTION 4.5.  Payment of Taxes and Other Claims.
                        ---------------------------------

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken to the extent required by GAAP or (ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

          SECTION 4.6.  Compliance Certificate; Notice of Default
                        -----------------------------------------

               (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers and stating, as to each such Officer signing such certificate, to the best of his knowledge, based on such review, whether or not the signer knows of any Event of Default or event which with notice or the passage of time would become an Event of Default which has occurred and is continuing. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

               (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

          SECTION 4.7.  Reports.
                        -------

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after it is or would have been required to file such with the Commission, commencing with the fiscal quarter ending June 30, 1996, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. In addition, from and after the effectiveness of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or the Shelf Registration Statement (as defined in the Registration Rights Agreement), whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          SECTION 4.8.  Limitation on Status as Investment Company.
                        -------------------------------------------

          Neither the Company nor any Subsidiary shall be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

          SECTION 4.9.  Limitation on Transactions with Affiliates.
                        -------------------------------------------

          The Company and the Subsidiary Guarantors shall not enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), unless the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could reasonably be expected to be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with persons who are not Affiliates. Without limiting the foregoing, in case of any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (1) involving consideration to either party in excess of $1 million, the Company must deliver an Officers' Certificate to the Trustee, stating that the terms of such Affiliate Transaction are fair and reasonable to the Company and no less favorable to the Company than could reasonably be expected to have been obtained in an arm's length transaction with a non-Affiliate, and (2) involving consideration to either party in excess of $5 million, the Company must also, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation, provided, that this sentence shall not apply to the sale of the products of the Company or its Subsidiaries to any Affiliate of LGP or any Related Party thereof, which sale is in the ordinary course of business and in accordance with industry practice.

          SECTION 4.10. Limitation on Incurrence of Additional Indebtedness and
                        -------------------------------------------------------
Disqualified Capital Stock.
- ---------------------------

          Except as set forth in this Section 4.10, the Company and the Subsidiary Guarantors shall not, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except for Permitted Indebtedness.

          Notwithstanding the foregoing: if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such Incurrence of Indebtedness (including without duplication guarantees of Indebtedness of the Company and the Subsidiary Guarantors otherwise permitted herein) or Disqualified Capital Stock and (ii) on the date of such Incurrence (the "Incurrence Date"), the Consolidated Interest Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such Incurrence of such Indebtedness (without duplication) or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Interest Coverage Ratio, the use of proceeds thereof, would be at least 2.00 to l (the "Debt Incurrence Ratio"), then the Company and the Subsidiary Guarantors may Incur such Indebtedness or Disqualified Capital Stock.

          Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

          Notwithstanding anything to the contrary contained herein, the Subsidiary Guarantors each may guaranty Indebtedness of the Company or any other Subsidiary Guarantor that is permitted to be Incurred hereunder, either at the time such Subsidiary Guarantor becomes a Guarantor of the Securities or if later the time the Company or such other Subsidiary Guarantor Incurs such Indebtedness.

          SECTION 4.11. Limitation on Dividends and Other Payment Restrictions
                        ------------------------------------------------------
Affecting Subsidiaries.
- -----------------------

          The Company and the Subsidiary Guarantors shall not, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company: (i) (a) to pay dividends or make other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) to pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) to make loans or advances to the Company or any of its Subsidiaries or (iii) to transfer any of its properties or assets to the Company or any of its Subsidiaries, except (a) restrictions imposed by the Securities or this Indenture, (b) restrictions imposed by applicable law and regulation, (c) existing restrictions under Indebtedness outstanding on the Issue Date, or under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (d) any such restriction or requirement imposed by Indebtedness incurred under clause (b) of the definition of "Permitted Indebtedness", provided such restriction or requirement is not
                             --------
materially more restrictive than that imposed by the Credit Agreement as of the Issue Date, (e) restrictions with respect to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided such restrictions apply solely to the Capital Stock or
            --------
assets of such Subsidiary which are being sold, (f) restrictions on transfer contained in Purchase Money Indebtedness Incurred pursuant to paragraph (e) of the definition of "Permitted Indebtedness," provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, (g) customary restrictions imposed on the transfer of copyrighted or patented materials and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder, and (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clause (c) or (f) of this Section 4.11 that are not materially more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business nor (b) Liens not prohibited by the terms of this Indenture shall be considered a restriction on the ability of the applicable Subsidiary to transfer such lease or any assets, as the case may be.

          SECTION 4.12.  Limitation on Liens.
                         -------------------

          The Company and the Subsidiary Guarantors shall not create, incur, assume or suffer to exist any Lien, other than Permitted Liens, to secure any Indebtedness other than Senior Debt, upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom unless the Company or such Subsidiary Guarantor provides, and causes its Subsidiaries to provide, concurrently or immediately thereafter, that the Securities are equally and ratably secured; provided that, if such Indebtedness
                                            --------
is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities or the Guarantee, as applicable, with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities or the Guarantee, as applicable, provided, further, that, in case of Indebtedness of a Subsidiary
            --------  -------
Guarantor, if such Subsidiary Guarantor shall cease to be a Subsidiary Guarantor in accordance with the provisions of this Indenture, such equal and ratable Lien to secure the Securities shall, without any further action, cease to exist.

          SECTION 4.13. Limitation on Sale of Assets and Subsidiary Stock.
                        --------------------------------------------------

          The Company and the Subsidiary Guarantors shall not, in one transaction or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their respective property, business or assets (other than cash or Cash Equivalents), including by merger or consolidation (in the case of a Subsidiary Guarantor), and including any sale or other transfer or issuance of any Capital Stock (other than directors qualifying shares) of any Subsidiary of the Company, whether by the Company or a Subsidiary (an "Asset Sale"), unless within 360 days following such Asset Sale, (1)(a) the Net Cash Proceeds received from such Asset Sale are
(i) (x) used to purchase one or more businesses or to purchase more than 50% of the Capital Stock of a person operating one or more businesses, (y) used to make capital expenditures or (z) used to acquire other long-term assets, in each case, so long as such business or businesses, capital expenditures or long-term assets will constitute, be a part of, or be used in a Related Business or (ii) used to retire Senior Debt and to permanently reduce the amount of such Indebtedness outstanding (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) and (b) the Net Cash Proceeds of such Asset Sale not applied as provided in clause (a) (the "Asset Sale Offer Amount") are applied to the optional redemption of the Securities in accordance with the terms hereof or to the repurchase of the Securities pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Securities at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, plus accrued interest to the date of payment; (2) at least 75% of the consideration for such Asset Sale consists of cash or Cash Equivalents; provided that (x) the amount of any liabilities (as shown on the Company's most recent consolidated balance sheet) of the Company or any Subsidiary that are assumed by the transferee in such Asset Sale and (y) any notes or other obligations received by the Company or any such Subsidiary Guarantor from such transferee that are immediately (but in no event more than 30 days after receipt) converted by the Company or such Subsidiary Guarantor into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents, as the case may be, received), shall be deemed to be cash or Cash Equivalents, as the case may be, for purposes of this provision and, provided, further, this clause (2) shall not apply to the sale or disposition of assets or as a result of a foreclosure (or a secured party taking ownership of such assets in lieu of foreclosure) or as a result of an involuntary proceeding in which the Company cannot, directly or through its Subsidiaries direct the type of proceeds received; (3) no Default or Event of Default would occur after giving effect, on a pro forma basis, to, such Asset Sale; and (4) with respect to any Asset Sale or series of related Asset Sales, the Net Cash Proceeds of which exceed $500,000, the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives Fair Market Value for such Asset Sale.

          Notwithstanding the foregoing provisions of the prior paragraph, the following transactions shall not be deemed Asset Sales:

               (i) the Company and the Subsidiary Guarantors may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of property in the ordinary course of business;

               (ii) the Company and the Subsidiary Guarantors may (x) convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Article V, (y) make Restricted Payments permitted by Section 4.3 herein, and (z) engage in Exempted Affiliate Transactions;

               (iii) the Company and the Subsidiary Guarantors may convey, sell, lease, transfer, assign or otherwise dispose of assets or issue Capital Stock to the Company or any of the Subsidiary Guarantors;

               (iv) the Company and the Subsidiary Guarantors may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary Guarantor, as applicable;

               (v) the Company and the Subsidiary Guarantors may exchange assets held by the Company or a Subsidiary Guarantor for assets held by any person or entity; provided, that the assets received in such exchange in the good faith reasonable judgment of the Board will immediately constitute, be a part of, or be used in, a Related Business; provided, further, that the Board has determined that the terms of any exchange are fair and reasonable;

               (vi) the Company and the Subsidiary Guarantors may enter into Sale and Leaseback Transactions with respect to property acquired or completed after the Issue Date;

               (vii) the Company and the Subsidiary Guarantors may liquidate Cash Equivalents in the ordinary course of business;

               (viii) the Company and the Subsidiary Guarantors may create or assume Liens (or permit any foreclosure thereon) securing Indebtedness to the extent that such Lien does not violate Section 4.12; and

               (ix) the Subsidiary Guarantors may consummate any sale or series of related sales of assets or properties of the Company and the Subsidiary Guarantors having an aggregate Fair Market Value of less than $2 million in any fiscal year.

          An Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clause (l)(a) above (the "Excess Proceeds") exceeds $10 million (the date on which the Excess Proceeds exceed $10 million being herein referred to as the "Excess Proceeds Date") and each Asset Sale Offer shall remain open for not less than 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued interest to the purchase of all Securities properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Securities so tendered) at the Asset
Sale Offer Price (together with accrued interest). To the extent Holders of Securities do not tender Securities in connection with any such Asset Sale Offer, the remaining Net Cash Proceeds may be applied in any manner not prohibited by this Indenture.

          Notice of an Asset Sale Offer will be sent 20 Business Days prior to the close of business on the third Business Day prior to the date set by the Company to repurchase Securities pursuant to this Section 4.13 (the "Purchase Date"), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

                    (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.13;

                    (2) the Asset Sale Offer, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), and the Purchase Date, which Purchase Date shall be on or prior to 45 Business Days following the Excess Proceeds Date;

                    (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

                    (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the provisions of this Section 4.13, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                    (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Purchase Date;

                    (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, up to the close of business on the third Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withholding and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                    (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                    (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                    (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

          On or before the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer on or before the third Business Day prior to the Purchase Date (on a pro rata basis if required pursuant to para graph (7) hereof) and (ii) deposit with the Paying Agent Cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted plus accrued and unpaid interest thereon to the Purchase Date. On the Purchase Date, the Company shall deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the

Asset Sale Offer Price for such Securities (together with accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company agrees that any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          SECTION 4.14.  Limitation on Layering Indebtedness.
                         -----------------------------------

          The Company and the Guarantors shall not, directly or indirectly, Incur or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness (i) has a maturity date subsequent to the Stated Maturity of the Securities and an Average Life longer than that of the Securities and (ii) is subordinate in right of payment to, or ranks pari passu with, the Securities or the Guarantee, as applicable. For purposes of this
Section 4.14, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by reason of the fact that such other Indebtedness is secured by any Lien.

          SECTION 4.15.  Limitation on Lines of Business.
                         -------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

          SECTION 4.16.  Restriction on Sale and Issuance of Subsidiary Stock.
                         ----------------------------------------------------

          The Company shall not sell, and the Subsidiary Guarantors shall not issue or sell, any shares of Capital Stock (other than directors qualifying shares) of any Subsidiary of the Company to any person other than the Company or a wholly owned Subsidiary of the Company, except for shares of common stock with no preferences or special rights and with no redemption or prepayment provisions. Notwithstanding the foregoing, (a) the Company and the Subsidiary Guarantors may consummate an Asset Sale of all of the Capital Stock owned by the Company and the Subsidiary Guarantors of any Subsidiary in accordance with the provisions of Section 4.13 and (b) the Company or any Subsidiary Guarantor may pledge, hypothecate or otherwise grant a Lien on any Capital Stock of any Subsidiary to the extent not prohibited under Section 4.12 herein.

          SECTION 4.17.  Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time voluntarily insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee relating to any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE V

                             SUCCESSOR CORPORATION

          SECTION 5.1.  Limitation on Merger, Sale or Consolidation.
                        -------------------------------------------

          The Company shall not directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a plan of liquidation, unless (i) either
(a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in
Section 4.10. For purposes of this Section 5, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 5.2.  Successor Corporation Substituted.
                        ---------------------------------

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and the Company shall be released from all obligations under the Securities and this Indenture.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1.  Events of Default.
                        -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the failure to pay any installment of interest on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (b) the failure to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

          (c) the failure by the Company or any Subsidiary Guarantor to observe or perform any covenant or agreement on the part of the Company or any Subsidiary Guarantor contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1) and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, specifying such Default and requiring that it be remedied;

          (d) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (e) a default in any Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $10 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

          (f) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; and

          (g) final unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days.

          Notwithstanding the 30-day period and notice requirement contained in
Section 6.1(c) above, (i) with respect to a default under Article X, the 30-day period referred to in Section 6.1(c) shall be deemed to have begun as of the date notice of a Change of Control Offer is required to be sent to the Holders in the event that the Company has not complied with the provisions of Section 10.1, and the Trustee or

Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(c) in respect of such compliance to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price on the Change of Control Payment Date, such default shall be deemed, for purposes of this Section 6.1, to arise on the Change of Control Payment Date; and (ii) with respect to a default under Section 4.13 requiring the giving of such notice, the 30-day period referred to in Section 6.1(c) shall be deemed to have begun as of the date the notice of an Asset Sale Offer is required to be sent in the event that the Company has not complied with the provisions of Section 4.13, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(c) in respect of such compliance to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Asset Sale Offer Price on the Purchase Date, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on the Purchase Date.

          SECTION 6.2.  Acceleration of Maturity Date; Rescission and Annulment.
                        -------------------------------------------------------

          If an Event of Default occurs and is continuing (other than an Event of Default specified in clause 5 (d) and (f), above, relating to the Company or any Significant Subsidiary) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and accrued interest thereon to be due and payable immediately, provided such acceleration shall not be effective until 5 Business Days after the Senior Bank Representative shall have been notified of such acceleration. If an Event of Default specified in clauses 5 (d) and (f), above, relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

               (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                    (A)  all overdue interest on all Securities,

                    (B) the principal of (and premium, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                    (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7, and

               (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 10.1.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          The Trustee shall provide to each Senior Debt Representative a copy of each Acceleration Notice that it sends, and of each Acceleration Notice and notice of rescission of a declaration of acceleration that it receives, under this Section 6.2, on the date that the Trustee sends any such notice, and as promptly as possible following the date that the Trustee receives any such notice.

          SECTION 6.3.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
- -------

          The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal and premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

               (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

               (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrange ment, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5.  Trustee May Enforce Claims Without Possession of
                        ------------------------------------------------
Securities.
- ----------

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6.  Priorities.
                        ----------

          Any money collected by the Trustee pursuant to this Article VI shall, subject to Article XII, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

          THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

          SECTION 6.7.  Limitation on Suits.
                        -------------------

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                    (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                    (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                    (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.8.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Interest.
- ---------------------

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the respective dates such payments are due as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of an Asset Sale Offer the Asset Sale Offer Price, on the date of payment thereof) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9.  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10.  Delay or Omission Not Waiver.
                         ----------------------------

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11.  Control by Holders.
                         ------------------

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that
                                                          --------

               (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability,

               (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.12.  Waiver of Past Default.
                         ----------------------

          Subject to Section 6.8, prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

                    (A) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (a) and (b) of Section
     6.1 and not yet cured;

                    (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected; or

                    (C) in respect of any provision hereof which, under Article IX, cannot be modified, amended or waived without the consent of the Holders of 66 2/3% of the aggregate principal amount of the Securities at the time outstanding; provided, that any such waiver may be effected with
                           --------
     the consent of the Holders of 66 2/3% of the aggregate principal amount of the Securities then outstanding.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 6.13.  Undertaking for Costs.
                         ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

          SECTION 6.14.  Restoration of Rights and Remedies.
                         ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII

                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

          SECTION 7.1.  Duties of Trustee.
                        -----------------

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

               (b)  Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1,

               (2) The Trustee shall not be liable for any error of judgment made in good faith by it, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

               (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.2.  Rights of Trustee.
                        -----------------

          Subject to Section 7.1:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

               (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Trust Officer shall have actual knowledge.

               (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          SECTION 7.3.  Individual Rights of Trustee.
                        ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4.  Trustee's Disclaimer.
                        --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 7.5.  Notice of Default.
                        -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder and the Senior Bank Representative notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Price on the date of payment thereof), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          SECTION 7.6.  Reports by Trustee to Holders.
                        -----------------------------

          Within 60 days after each May 15, beginning with May 15, 1996, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          SECTION 7.7.  Compensation and Indemnity.
                        --------------------------

          The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers and each of them, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's and the Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's and the Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8.  Replacement of Trustee.
                        ----------------------

          The Trustee may resign by so notifying the Company in writing, to become effective upon the appointment of a successor trustee. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

               (a)  the Trustee fails to comply with Section 7.10;

               (b)  the Trustee is adjudged bankrupt or insolvent;

               (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.  Successor Trustee by Merger, Etc.
                        ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 7.10.  Eligibility; Disqualification.
                         -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

          SECTION 7.11.  Preferential Collection of Claims Against Company.
                         -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 8.1.  Option to Effect Legal Defeasance or Covenant
                        ---------------------------------------------
Defeasance.
- -----------

          The Company may, at its option and at any time, elect to have Section
8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

          SECTION 8.2.  Legal Defeasance and Discharge.
                        ------------------------------

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall
survive until otherwise terminated or discharged hereunder:   (a) rights of
Holders to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust funds described below; (b) the Company's obligations with respect to such Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith; and (d) this Article VIII.
Upon

Legal Defeasance as provided herein, the Guarantee of each Guarantor shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

          SECTION 8.3.  Covenant Defeasance.
                        -------------------

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, and 4.16, Article V and
Article X with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 6.1(c)) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this
Section 8.3, Sections 6.1(d) through 6.1(g) shall not constitute Events of Default.

          SECTION 8.4.  Conditions to Legal or Covenant Defeasance.
                        ------------------------------------------

          The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Securities:

               (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfactory to the Trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest on the Securities; provided that the Paying Agent shall have been irrevocably
            --------
instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any Cash or Securities deposited pursuant to this Section 8.4;

               (b) In the case of an election under Section 8.2 before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) In the case of an election under Section 8.3 before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.1(d) or Section 6.1(f) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 8.3 will cease to be in effect unless an Event of Default under Section 6.1(d) or Section 6.1(f) occurs during such period);

               (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) In the case of an election under either Section 8.2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

               (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officer's Certificate, clauses (a) through (f), and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and
(e) of this Section 8.4 have been complied with.

          SECTION 8.5.  Deposited Cash and U.S. Government Obligations to be
                        ----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.
- ---------------------------------------------

          Subject to Section 8.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          SECTION 8.6.  Repayment to the Company.
                        ------------------------

          Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time upon the request of the Company any Cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, subject to the requirements of applicable law, be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however,
                                                              -----------------
that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 8.7.  Reinstatement.
                        -------------

          If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; provided, however, that, if the Company makes any payment of
             -----------------
principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

           SECTION 9.1.  Supplemental Indentures Without Consent of Holders.
                         --------------------------------------------------

          Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause shall not adversely affect the
- --------
interests of the Holders;

               (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors;

               (3)   to provide for additional Guarantors of the Securities;

               (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

               (5)   to comply with the TIA;

               (6) to evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guarantee of such Guarantor (as set forth in Section 11.4) in accordance with Article XI;

               (7)   to evidence the release of any Guarantor in accordance with
Article XI;

               (8) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of Article XI without the consent of any Holder;

               (9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

               (10) to secure the Securities in accordance with the provisions of Section 4.12; or

               (11) to provide for the issuance and authentication of the Exchange Securities in exchange for the Initial Securities in compliance with this Indenture and the Registration Rights Agreement.

          SECTION 9.2.  Amendments, Supplemental Indentures and Waivers with
                        ----------------------------------------------------
Consent of Holders.
- ------------------

          Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 66-2/3% of the aggregate principal amount of Securities at the time outstanding alter the terms or provisions of Section 10.1 in a manner adverse to the Holders; no such amendment, supplemental indenture or waiver shall, without the written consent of all holders of Senior Debt alter the terms or provisions of Article XII; and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

          (2) reduce the rate or extend the time for payment of interest on any Security;

          (3) reduce the principal or premium amount of any Security, or reduce the Change of Control Purchase Price, the Asset Sale Offer Price or the Redemption Price;

          (4)  change the Stated Maturity;

          (5) alter the redemption provisions of Article III in a manner adverse to any Holder;

          (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security, including without limitation any changes in Section 6.8, 6.12 or this third sentence of this Section 9.2, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

          (7) make the principal of, or the interest or premium on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof; or

          (8) make the Securities further subordinated in right of payment to any extent or under any circumstances to any other Indebtedness (it being understood that amendments to Section 4.10 hereof which may have the effect of increasing the amount of Senior Indebtedness that the Company and the Subsidiary Guarantors may Incur shall not, for purposes of this clause (8), be deemed to make the Securities further subordinated in right of payment to any extent or under any circumstances to any other Indebtedness.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          SECTION 9.3.  Compliance with TIA.
                        -------------------

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4.  Revocation and Effect of Consents.
                        ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such
                                                   --------
waiver shall not impair or affect the right of any other Holder to re ceive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

          SECTION 9.5.  Notation on or Exchange of Securities.
                        -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.6.  Trustee to Sign Amendments, Etc.
                        --------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but
                                        --------
shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X

                          RIGHT TO REQUIRE REPURCHASE

          SECTION 10.1.  Repurchase of Securities at Option of the Holder Upon
                         -----------------------------------------------------
a Change of Control.
- -------------------

               (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer") subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount
                                             --------
of such Securities at maturity must be $1,000 or an integral multiple thereof) on a date selected by the Company that is no later than 45 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such repurchase date and subject to clause (b)(4) below) accrued and unpaid interest, if any, to the Change of Control Purchase Date.

               (b) In the event of a Change of Control, the Company shall be required to commence an offer to purchase Securities (a "Change of Control Offer") as follows:

               (1) the Change of Control Offer shall commence within 15 Business Days following the occurrence of the Change of Control;

               (2) the Change of Control Offer shall remain open for not less than 20 Business Days following its commencement (the "Change of Control Offer Period");

               (3) upon the expiration of the Change of Control Offer Period, the Company shall purchase all of the properly tendered Securities at the Change of Control Purchase Price, plus accrued and unpaid interest thereon;

               (4) if the Change of Control Purchase Date is on or after a Record Date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

               (5) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

               (6) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                    (i) that the Change of Control Offer is being made pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                    (ii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest, subject to clause (b)(4) above), the Change of Control Purchase Date and the Change of Control Put Date (as hereinafter defined);

                    (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                    (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this Article X or such pay ment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                    (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Purchase Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                    (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                    (vii) a brief description of the events resulting in such Change of Control.

          Any such Change of Control Offer shall be made in compliance with all applicable Federal and state laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before the Change of Control Purchase Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest, subject to clause
(b)(4) above) for all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, subject to clause (b)(4) above), for such Securities (subject to clause (b)(4) above), and the Trustee or its authenticating agent shall promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of
- -----------------
$1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.


                                  ARTICLE XI

                                   GUARANTEE

          SECTION 11.1.  Guarantee.
                         ---------

               (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guarantee"), jointly and severally, on a senior subordinated basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (i) the principal and premium (if any) of and interest on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration or call for redemption, (ii) the purchase price for all Securities properly and timely tendered for a acceptance in response to a Change of Control Offer or Asset Sale Offer will be timely, or otherwise in accordance with the provisions of this Indenture, paid in full;
(iii) all other obligations of the Company to the Holders or the

Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (iv) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default. If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

          (b) Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor (except as provided in Sections 11.4 and 11.5). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged (except to the extent released pursuant to Section 11.4 or 11.5) except by complete performance of the obligations contained in the Securities and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Section 11.4 or 11.5). Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obli-gations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

          (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be joint and several and in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction
                                       -----------------
pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

          SECTION 11.2.  Execution and Delivery of Guarantee.
                         -----------------------------------

          Each Guarantor shall, by virtue of such Guarantor's execution and delivery of this Indenture or such Guarantor's execution and delivery of an indenture supplement pursuant to Section 11.3 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Security.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in
Section 11.1 on behalf of each Guarantor. The notation of a guaranty set forth on any Security shall be null and void and of no further effect with respect to the guaranty of any Guarantor which, pursuant to Section 11.4 or 11.5, is released from such guarantee.

          SECTION 11.3.  Future Subsidiary Guarantors.
                         ----------------------------

          Upon the acquisition by the Company or Guarantor of the Capital Stock of any Person, if, as a result of such acquisition, such Person becomes a Subsidiary (hereinafter any such Subsidiary being called a "Future Subsidiary Guarantor") shall unconditionally guar-
antee the obligations of the Company with respect to payment and performance of the Securities and the other obligations of the Company under this Indenture to the same extent that such obligations are guaranteed by the other Guarantors pursuant to Section 11.1, and having the same priority in respect of Senior Debt of such Future Subsidiary Guarantor as is provided in Article XII with respect to the Guarantors; and, within 60 days of the date of such occurrence, such Future Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture making such Future Subsidiary Guarantor a party to this Indenture; provided, however, that the foregoing provisions shall not apply to
           -----------------
any Unrestricted Subsidiary.

          SECTION 11.4.  Guarantor May Consolidate, Etc., on Certain Terms.
                         -------------------------------------------------

               (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or any other Guarantor. Upon any such consolidation or merger, the guarantees (as set forth in Section 11.1) of the Guarantor which is not the survivor of the merger or consolidation, and of any Subsidiary of such Guarantor that is also a Guarantor, shall be released and shall no longer have any force or effect.

               (b) Nothing contained in this Indenture or the Securities shall prevent any sale or conveyance of assets of any Guarantor (whether or not constituting all or substantially all of the assets of such Guarantor) to any Person, provided that the Company shall comply with the provisions of Section
        --------
4.13, and provided further that, in the event that all or substantially all of
          ----------------
the assets of a Guarantor are sold or conveyed, the guarantees of such Guarantor (as set forth in Section 11.1) shall be released and shall no longer have any force or effect.

               (c) Except as provided in Section 11.4(a) or Section 11.5, each Guarantor shall not, directly or indirectly, consolidate with or merge with or into another Person, unless (i) either (a) the Guarantor is the continuing entity or (b) the resulting or surviving entity is corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Guarantor in connection with the Securities and this Indenture; (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such transaction; and (iii) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger, and if a supplemental indenture is required, such supplemental indenture, comply with this Indenture and that all conditions precedent herein relating to such transaction have been satisfied.

               (d) Upon any consolidation or merger of the Guarantor in accordance with Section 11.4 hereof, the successor corporation formed by such consolidation or into which the Guarantor is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named herein as the Guarantor, and when a successor corporation duly assumes all of the obligations of the Guarantor pursuant hereto and pursuant to the Securities, the Guarantor shall be released from such obligations and the guarantee of such Guarantor shall no longer have any force or effect.

          SECTION 11.5.  Release of Guarantors.
                         ---------------------

               (a) Without any further notice or action being required by any Person, any Guarantor, and each Subsidiary of such Guarantor that is also a Guarantor, shall be fully and conditionally released and discharged from all obligations under its guarantee and this Indenture upon (i) the sale or other disposition of all or substantially all of the assets or properties of such Guarantor, or 50% or more of the Capital Stock of any such Guarantor to Persons other than the Company and its Subsidiaries, or (ii) the consolidation or merger of any such Guarantor with any Person other than the Company or a Subsidiary of the Company, if, as a result of such consolidation or merger, Persons other than the Company and its Subsidiaries beneficially own more than 50% of the capital stock of such Guarantor; provided that, in either such case, the Net Cash
                         --------
Proceeds of such sale, disposition, merger or consolidation are applied in accordance with the provisions of Section 4.13; provided, further, that any such
                                                -----------------
release and discharge shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company shall also terminate upon such release, sale or transfer.

               (b) The releases and discharges set forth in Section 11.5(a) shall be automatically effective in the case of releases and discharges effected pursuant to clause (i) or (ii) of Section 11.5(a) by virtue of a sale, disposition, consolidation or merger, on the date of consummation thereof. At the written request of the Company, the Trustee shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to the Company evidencing and further implementing any releases and discharges pursuant to the foregoing provisions. If the Company desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such releases and discharges as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such releases and discharges, as specified in the first sentence of this Section 11.5.

               (c)  Notwithstanding the foregoing provisions of this Article XI,
(i) any Guarantor whose guarantee would otherwise be released pursuant to the provisions of this Section 11.5 may elect, by written notice to the Trustee, to maintain such guarantee in effect notwithstanding the event or events that otherwise would cause the release of such guarantee (which election to maintain such guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

          SECTION 11.6.  Certain Bankruptcy Events.
                         -------------------------

          Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under the Bankruptcy Law or otherwise.

                                  ARTICLE XII

                                 SUBORDINATION

          SECTION 12.1.  Securities Subordinated to Senior Debt.
                         --------------------------------------

          The Company and the Guarantors and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company and the Guarantors (including, without limitation, pursuant to Section 4.13 or Section 10.1) is subordinated, to the extent and in the manner provided in this
Article XII, to the prior payment in full in Cash or Cash Equivalents of all Senior Debt of the Company and the Guarantors and that these subordination provisions are for the benefit of the holders of Senior Debt.

          This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          SECTION 12.2.  No Payment on Securities in Certain Circumstances.
                         -------------------------------------------------

               (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest on the Securities (including any repurchases of Securities), or on account of the redemption provisions of the Securities or any Obligation in respect of the Securities, for cash or property, (i) upon the maturity of any Senior Debt of the Company or such Guarantor, as applicable, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on and fees in respect of such Senior Debt are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders of the Senior Debt accept satisfaction of amounts due by settle ment in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or fee in respect of Senior Debt of the Company or such Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

               (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default is given to the Company and the Trustee by the Senior Bank Representative or the holders of an aggregate of at least $20.0 million principal amount outstanding of any other Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company, if the Company is an obligor on such Senior Debt, or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest on the Securities (including any repurchases of any of the Securities), or on account of the redemption provisions of the Securities or any Obligation in respect of the Securities, in any such case. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall
              -----------------
be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period.

               (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company or any Guarantor shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 12.2, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders of Senior Debt accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          SECTION 12.3.  Securities Subordinated to Prior Payment of All Senior
                         ------------------------------------------------------
Debt on Dissolution, Liquidation or Reorganization.
- --------------------------------------------------

          Upon any distribution of assets of the Company or any Guarantor or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

               (a) the holders of all Senior Debt of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent holders of Senior Debt accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Securities or any Obligation in respect of the Securities (other than Junior Securities);

               (b) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article XII, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or to have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

               (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          SECTION 12.4.  Securityholders to Be Subrogated to Rights of Holders
                         -----------------------------------------------------
of Senior Debt.
- --------------

          Subject to the payment in full in Cash or Cash Equivalents of all Senior Debt of the Company or any Guarantor as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor or on account of such Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Debt of the Company or any Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in Cash or Cash Equivalents.

          SECTION 12.5.  Obligations of the Company and the Guarantors
                         ---------------------------------------------
Unconditional.
- -------------

          Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and any Guarantors and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Debt in respect of cash, property or securities of the Company and the Guarantors received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company and the Guarantors referred to in this
Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          SECTION 12.6.  Trustee Entitled to Assume Payments Not Prohibited in
                         -----------------------------------------------------
Absence of Notice.
- -----------------

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections
7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

          SECTION 12.7.  Application by Trustee of Assets Deposited with It.
                         --------------------------------------------------

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by the Company shall not be in contravention of any term or provision of the Credit Agreement and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that, if prior to one Business Day
                                    --------
preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

          SECTION 12.8.  Subordination Rights Not Impaired by Acts or Omissions
                         ------------------------------------------------------
of the Company, the Guarantors or Holders of Senior Debt.
- --------------------------------------------------------

          No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

          SECTION 12.9.  Securityholders Authorize Trustee to Effectuate
                         -----------------------------------------------
Subordination of Securities.
- ---------------------------

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 12.10.  Right of Trustee to Hold Senior Debt.
                          ------------------------------------

          The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

          SECTION 12.11.  Article XII Not to Prevent Events of Default.
                          --------------------------------------------

          The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Securities.

          SECTION 12.12.  No Fiduciary Duty of Trustee to Holders of Senior
                          -------------------------------------------------
Debt.
- ----

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company, any Guarantor or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Securities and to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

                                 ARTICLE XIII

                                 MISCELLANEOUS

          SECTION 13.1.  TIA Controls.
                         ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 13.2.  Notices.
                         -------

          Any notices or other communications to the Company or any Guarantor, Paying Agent, Registrar, Securities Custodian, transfer agent or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Guarantor:

          Twin Laboratories Inc.
          2120 Smithtown Avenue
          Ronkonkoma, NY 11779
          Attention: Philip M. Kazin
          Telephone: (516) 467-3140
          Telecopy: (516) 471-2395

          if to the Trustee:

          Fleet National Bank
          777 Main Street
          Hartford, CT 06115
          Attention: Corporate Trust Administration
          Telephone: (860) 986-2064
          Telecopy: (860) 986-7920

          If to the Senior Bank Representative:

          Chemical Bank
          270 Park Avenue
          New York, New York 10017
          Attention: Andrew Tymoszewicz
          Telephone: (212) 270-6000
          Telecopy: (212)270-3279

          Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him or her by first-class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.3.  Communications by Holders with Other Holders.
                         --------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

          SECTION 13.4.  Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                    (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                    (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met;

provided, however, that in the case of any such request or application as to
- -----------------
which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section 13.4.

          SECTION 13.5.  Statements Required in Certificate or Opinion.
                         ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                    (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided,
                                                                --------
     however, that with respect to matters of fact an Opinion of Counsel may
     -------
     may rely on an Officers' Certificate or certificates of public officials.

          SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar.
                         -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.7.  Non-Business Days.
                         -----------------

          If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          SECTION 13.8.  Governing Law.
                         -------------

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

          SECTION 13.9.  No Adverse Interpretation of Other Agreements.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.10.  No Recourse against Others.
                          --------------------------

          No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or this Indenture by reason of his, her or its status as such stockholder, employee, officer or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 13.11.  Successors.
                          ----------

          All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.12.  Duplicate Originals.
                          -------------------

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 13.13.  Severability.
                          ------------

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 13.14.  Table of Contents, Headings, Etc.
                          ---------------------------------

          The Table of Contents and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        TWIN LABORATORIES INC.



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        ADVANCED RESEARCH PRESS, INC.



                                        By:_____________________________________
                                             Name:
                                             Title:



                                        TLG LABORATORIES HOLDING CORP.



                                        By:_____________________________________
                                             Name:
                                             Title:

                                   FLEET NATIONAL BANK, as Trustee, Registrar,
                                   Paying Agent and Securities Custodian



                                   By:__________________________________
                                      Name:
                                      Title:

                                                                       Exhibit A

                            TWIN LABORATORIES INC.

                       10 1/4% SENIOR SUBORDINATED NOTE
                                   DUE 2006

                                                  CUSIP: 901645AA9/901645AB7
No.                                                       $________


          Twin Laboratories Inc., a Utah corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of ________ Dollars, on May 15, 2006.

          Interest Payment Dates: May 15 and November 15 commencing November 15, 1996.

          Record Dates: May 1 and November 1

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:  May 7, 1996

                                   TWIN LABORATORIES INC., a
                                   Utah corporation

[Seal]

                                   By:________________________________________
                                      Name:
                                      Title:

Attest: ______________________
        Secretary

                FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities described in the within-mentioned Indenture.

FLEET NATIONAL BANK
as Trustee and
Authenticating Agent



By:______________________
   Authorized Signatory

                            TWIN LABORATORIES INC.

                       10 1/4% SENIOR SUBORDINATED NOTE
                                   DUE 2006

          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS THREE YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE

_________________

/1/ This paragraph should only be added if the Security is issued in global form.

     OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS, BOTH WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT (AS DEFINED IN THE INDENTURE UNDER WHICH THESE SECURITIES WERE ISSUED) PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D),(E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE./2/


1.   Interest.
     --------


_________________

/2/  This paragraph should be included only for the Transfer Restricted
     Securities.

          Twin Laboratories Inc., a Utah corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 10 1/4% per annum from May 7, 1996 until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 1/4% per annum compounded semi-annually.

          The Company will pay interest semi-annually on May 15 and November 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing November 15, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium, if any, and interest, and the Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose within or without the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided
                                                                     --------
that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to an account within the United States to the Company or the Paying Agent. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at the Trustee's agency at Shawmut Trust Company, 14 Wall Street, 8th Floor, Window No. 2, New York, New York 10005.


3.   Paying Agent and Registrar.
     --------------------------

          Initially, Fleet National Bank (the "Trustee," which term includes any successor Trustee under the Indenture) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of May 7, 1996 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior subordinated, unsecured general obligations of the Company limited in aggregate principal amount to $100,000,000. The Securities are subordinated in right of payment to certain other debt obligations of the Company. The Securities are guaranteed on a senior subordinated basis by each of the Company's present and future Subsidiaries other than any Unrestricted Subsidiaries (the "Guarantors").

5.   Redemption.
     ----------

          The Securities may be redeemed, at the option of the Company, in whole or in part, at any time on or after May 15, 2001, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, together with any accrued but unpaid interest to the Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on the Interest Payment Date that is on or prior to such Redemption Date). The Securities may not be so redeemed prior to May 15, 2001, except as provided in the immediately following paragraph.

           If redeemed during
           the 12-month period
           commencing May 15                  Redemption Price
           -----------------                  ----------------
           2001............................       105.125%
           2002............................       102.562%
           2003............................       101.281%
           2004 and thereafter.............       100.000%

     Notwithstanding the foregoing, prior to May 15, 1999, the Company may redeem from time to time up to 35% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 109 1/2% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided, that at least 65% of the aggregate principal amount of the Securities
- --------
originally outstanding remain outstanding immediately after the occurrence of such redemption; provided, further, that such notice of redemption shall be sent
                 -----------------
within 30 days after the date of closing of any such Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

          Any such redemption will comply with Article III of the Indenture.

6.   Notice of Redemption.
     --------------------

          Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not otherwise prohibited, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of Securities in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.   Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money.
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and any such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described in paragraph 12 below, but excluding their obligation to pay the principal of and interest on the Securities).

11.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.
     ---------------------

          The Indenture imposes certain limitations on the ability of the Company and the Subsidiary Guarantors to, among other things, incur additional Indebtedness and Dis-qualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.  Repurchase at Option of Holder.
     ------------------------------

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) The Indenture imposes certain limitations on the ability of the Company and the Subsidiary Guarantors to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company generally will be required either to reinvest the proceeds of such Asset Sale in its business, use such proceeds to retire debt, or to make an asset sale offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date, as more fully set forth in the Indenture

14.  Notation of Guarantee.
     ---------------------

          As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and premium of and interest on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption or otherwise, and all other obligations of the Company to the Holders or the Trustee under the Indenture of this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article XI of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

15.  Ranking.
     -------

          Payment of principal, premium, if any, and interest on the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt.

16.  Successors.
     ----------

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

18.  Trustee or Agent Dealings with Company.
     --------------------------------------

          The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee and such Agent.

19.  No Recourse Against Others.
     --------------------------

          No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Securities or the Indenture by reason of his or its status as such stockholder, employee, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

21.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.  Additional Rights of Holders of Securities.
     ------------------------------------------

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Twin Laboratories Inc.
          2122 Smithtown Avenue
          Ronkonkoma, NY 11779
          Attn:  Corporate Secretary

                                  ASSIGNMENT


          I or we assign this Security to

___________________________________________________________________


___________________________________________________________________


___________________________________________________________________
(Print or type name, address and zip code of assignee)


          Please insert Social Security or other identifying number of assignee

_________________________

and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed:  ______________________________

__________________________________________________________

                        (Sign exactly as name appears on
                        the other side of this Security)

                            Signature Guarantee**


_________________

** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box: [_] Section 4.13 [_] Article X

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, as the case may be, state the amount you want to be purchased: $________



Date:________________  Signature:__________________________
                                 (Sign exactly as your name
                                 appears on the other side of
                                 this Security)



                                          Signature Guarantee**


_________________

** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES/(3)/

               The following exchanges of a part of this Global Security for Definitive Securities have been made:

              Amount of          Amount of           Principal Amount      Signature of
              decrease in        increase in         of this Global        authorized officer of
              Principal Amount   Principal Amount    Security following    Trustee or
Date of       of this Global     of this Global      such decrease (or     Securities
Exchange      Security           Security            increase)             Custodian
- --------------------------------------------------------------------------------------------------



_________________

/(3)/ This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

Re:  10 1/4% SENIOR SUBORDINATED NOTES DUE 2006 OF TWIN LABORATORIES INC.

     This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

     [_] has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [_] has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section
2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because (check applicable box):

     [_] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

     [_] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Secu rities Act")) in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture) or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

     [_] Such Security is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an exemption from registration in accordance with Regulation S under the Securities Act or to an institutional "accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of $100,000, not with a view to or for distribution in violation of the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

     [_] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, in accordance with Rule 144 under the Securities Act, or to an institutional "accredited investor" within the meaning of Rule 501(A)(1),
(2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of $100,000, not with a view to or for distribution in violation of the Securities Act, and an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).


                                        _________________________________
                                        [INSERT NAME OF TRANSFEROR]


                                        By:______________________________


Date:__________________________